UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38122	30-0971238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Item 8.01. Other Events.

On March 2, 2022, Safehold Inc. (the “Company”) distributed the following information to potential investors.

iStar

On February 2, 2022, iStar Inc., the Company’s largest stockholder and the parent company of the Company’s manager (“iStar”), announced that it had entered into a definitive purchase and sale agreement to sell its net lease portfolio, which is subject to customary closing conditions. If such transaction closes, iStar’s portfolio would be primarily comprised of ground lease assets (held directly by it and through its investment in the Company) and its legacy assets. As a result, the Company believes it may have an opportunity in 2022 to consider a strategic or other transaction that would transform the Company’s relationship with iStar in ways that could simplify the Company’s structure, reduce its long-term general and administrative expenses and generate value for the Company’s stockholders. On February 18, 2022, iStar filed an amendment to its Form 13D and noted, in connection with the anticipated closing of the sale of its net lease portfolio, the iStar board is evaluating its corporate strategy, which includes the consideration of transactions with the Company. As of the date of this Current Report on Form 8-K, the Company has not received any proposals from iStar regarding a possible transaction and the Company has not made any proposals to iStar regarding a possible transaction.

Inflation-Linked Portfolio Protection

As of the date of this Current Report on Form 8-K, 95% of the Company’s existing portfolio of properties (as determined by cash rent) has some form of inflation-linked protection through consumer price index lookbacks, fair market value resets or percentage rent.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “seek,” “approximately,” “pro forma,” “contemplate,” “aim,” “continue” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Additionally, although, as disclosed above, iStar’s board of directors is evaluating possible transactions with the Company, the Company cannot make any assurances regarding a possible transaction with iStar, including whether any such transaction will occur at all. For a further discussion of the factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the Securities and Exchange Commission, including the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements). The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safehold Inc.

Date: March 2, 2022	By:	/s/ Brett Asnas
Brett Asnas
Chief Financial Officer